Exhibit 99.1
Kindred Biosciences Announces Positive Results from Pivotal Efficacy Study of Parvovirus Monoclonal Antibody for the Prevention of Deaths in Dogs Infected by Parvovirus
–Study demonstrated 100% survival in dogs treated with KIND-030, even in the absence of any supportive care, versus 43% survival in dogs treated with placebo
San Francisco, California (June 2, 2021) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced positive results from a pivotal efficacy study of KIND-030 in dogs infected by parvovirus. The primary endpoint was survival and the results showed 100% survival in the treated group versus 43% survival in the placebo group.
KIND-030, a monoclonal antibody targeting canine parvovirus (CPV), is partnered with Elanco Animal Health (NYSE: ELAN).
In this randomized, blinded, placebo-controlled study, KIND-030 was administered to dogs after they tested positive for CPV infection. The primary endpoint of the study was met. The parvovirus challenge resulted in 57% mortality rate in the control dogs compared to 0% mortality rate in the KIND-030 treated dogs. The dogs did not receive any supportive care or other treatments.
"Parvovirus is a devastating disease currently without any available treatment," said KindredBio's Chief Executive Officer, Richard Chin, M.D. "With 100% efficacy, we believe KIND-030 has the potential to revolutionize the care of these dogs. Instead of a lengthy and expensive hospitalization that is frequently ineffective and can leave the dog with permanent disabilities, the infected dogs can now be treated with a single injection without need for additional supportive care or hospitalization."
“We are excited to partner with KindredBio on this revolutionary treatment that can significantly improve the health and well-being of dogs," said Jeff Simmons, president and CEO of Elanco Animal Health, "With our significant global reach and access to veterinarians and pet owners around the world, Elanco looks forward to leveraging our capabilities and skilled team of experts to advance and commercialize this novel treatment for pets globally.”
With this positive study, KIND-030 has now demonstrated efficacy in both indications being pursued: prophylactic therapy to prevent clinical signs of canine parvovirus infection, and treatment of established parvovirus infection. Results from the pivotal efficacy study for the therapeutic claim are expected to be submitted to the United States Department of Agriculture (USDA) in June, with possible approval by year-end 2021.
CPV is the most significant and contagious viral cause of enteritis in dogs, especially puppies, with mortality rates as high as 91% if untreated. There are currently no Food and Drug Administration or USDA approved treatments for CPV, nor any other available treatment. Veterinary intervention is limited to supportive care, which can cost owners up to thousands of dollars per puppy, with an average cost of $1,200.
Canine parvovirus is most often seen in puppies less than 6 months of age, but can occur in unvaccinated dogs of any age. Clinical signs often include depression, not eating, vomiting, and profuse diarrhea which is often blood tinged1. Banfield estimates that there are approximately 250,000 parvo cases in the U.S. each year, excluding emergency hospitals, shelters, specialty hospitals, or undiagnosed cases2.
KIND-030 binds to critical portions of the virus, preventing the virus from entering into cells.
On April 28, 2021 KindredBio announced acceptance of the parvovirus antibody prophylaxis study data and approval of the efficacy indication by the USDA Center for Veterinary Biologics. The
1 American Kennel Club Canine Health Foundation. Canine Parvovirus Information for Dog Owners. June 2018. Available from: http://www.akcchf.org/canine-health/top-health-concerns/current-topics-in-infectious-disease/AKC-CHF-Canine-Parvovirus-Fact-Sheet.pdf [Access Date: Sept. 14, 2020].
2 2014 Banfield State of Pet Health report compiled from the medical data of 2.3 million dogs treated at Banfield Pet Hospitals 2013.

pivotal efficacy data for the prophylactic indication demonstrated that 0% of the KIND-030 treated dogs developed parvovirus infection while 100% of the placebo-control dogs developed the disease, and also showed 100% survival rate in KIND-030.
Regulatory approval and review timeline are subject to the typical risks inherent in such a process. The results of the pivotal efficacy study for the therapeutic claim stated in this press release have not been reviewed by the USDA Center for Veterinary Biologics.
About Kindred Biosciences

Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.
For more information, visit: www.kindredbio.com

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Contacts
For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438